Exhibit 99.1
FOR IMMEDIATE RELEASE                                            August 16, 2004

                 Almost Family Announces Second Quarter Results

Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three and six months ended June 30, 2004. Basic earnings per share for the quarter were $0.17 in 2004 versus $0.21 in the same quarter of 2003. Basic earnings per share for the six months ended June 30 were $0.30 in 2004 versus $0.32 in the same period of 2003. In the quarter ended June 30, 2004 as compared to the same quarter of the previous year, the Company's VN revenue increased over 10%, while overall Home Health Care revenue grew 7%. Adult Day Care revenue declined 9.5% primarily as a result of store closings in late 2003. Earnings for the quarter and six-months ended June 30, 2004 were unfavorably impacted by $0.03 per share due to the costs of a successful union defense in one of the Company's personal care locations.

The Company will be filing its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information.

William B. Yarmuth, Chairman and CEO commented on the Company's results for the quarter: "Our Visiting Nurse segment has again turned in strong admissions, revenue and operating income growth. Focusing our attention on the growth prospects of this segment continues to pay off. Our two new Florida Medicare agencies are on track with our expectations. We will continue our efforts to drive admissions growth and to acquire and start up new VN agencies. The Company has plans to open 4-6 new VN agency locations over the next three quarters."

The Company also noted that operating results in it Adult Day Care segment improved dramatically from the March 2004 quarter, although reported performance is still down from the same quarter last year. Net income for the quarter ended June 30, 2004 included losses of $62,000 or $0.03 per share from adult day care centers no longer in operation as of July 1, 2004. The Company added that the Maryland Medicaid program implemented a 2.7% rate increase effective July 1, 2004 after granting no rate increase in 2003.



Results of operations for the three months ended June 30, 2004 and 2003 are set forth in the table below:

       Consolidated                                2004                        2003                       Change
       ------------
                                         -------------------------- --------------------------- ----------------------------
                                             Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------

Net Revenues
Home Health Care              VN         $8,108,047          36.4%  $     7,336,681      33.6%  $    771,366          10.5%

                              PC          8,288,627          37.2%        7,987,994      36.6%       300,633           3.8%
                                         ---------------            ----------------            --------------
                                          16,396,674         73.6%      15,324,675       70.2%     1,071,999           7.0%
Adult Day Care                             5,894,183         26.4%       6,511,888       29.8%      (617,705)         -9.5%
                                         ---------------            ----------------            --------------
                                         $22,290,857        100.0%  $   21,836,563      100.0%  $     454,294          2.1%
                                         ===============            ================            ==============

Operating Income
Home Health Care              VN         $ 1,305,639         16.1%  $    1,151,774       15.7%  $     153,865          13.4%
                              PC             768,089          9.3%         952,146       11.9%      (184,057)         -19.3%
                                         ---------------            ----------------            --------------
                                           2,073,728         12.6%       2,103,920       13.7%       (30,192)          -1.4%

Adult Day Care                               366,644          6.2%         439,748        6.8%       (73,104)         -16.6%
                                         ---------------            ----------------            --------------
                                           2,440,372         10.9%       2,543,668       11.6%      (103,296)          -4.1%

Unallocated corporate expenses             1,656,882          7.4%       1,544,775       7.1%         112,107           7.3%
                                         ---------------            ----------------            --------------
Income before interest and taxes             783,490          3.5%         998,893         4.6%      (215,403)        -21.6%

Facility gains (losses)                       (2,566)         0.0%         (14,314)       -0.1%        11,748         -82.1%

Interest expense                             123,116          0.6%         168,481        0.8%        (45,365)        -26.9%

Income taxes                                 263,123          1.2%         326,439        1.5%        (63,316)        -19.4%
                                         ---------------            ----------------            --------------
  Net income                             $   394,685          1.8%  $      489,659        2.2%  $     (94,974)        -19.4%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $       0.17               $         0.21               $      (0.04)         -19.0%
Diluted                                  $       0.15               $         0.20               $      (0.05)         -25.0%

Weighted average shares outstanding
Basic                                       2,299,000                    2,296,527                      2,473            0.1%
Diluted                                     2,552,978                    2,489,466                     64,415            2.6%


Results of operations for the six months ended June 30, 2004 and 2003 are set forth in the table below:

       Consolidated                                2004                        2003                       Change
       ------------
                                         -------------------------- --------------------------- ----------------------------
                                             Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------

Net Revenues
Home Health Care              VN         $  16,449,457       37.2%  $   14,942,550       34.5%  $  1,506,907          10.1%
                              PC            16,390,519       37.0%      15,982,036       36.9%       408,483           2.6%
                                         ---------------            ----------------            --------------
                                            32,839,976       74.2%      30,924,586       71.3%     1,915,390           7.2%
Adult Day Care                              11,435,625       25.8%      12,429,622       28.7%      (993,997)         -8.0%
                                         ---------------            ----------------            --------------
                                         $  44,275,601      100.0%  $   43,354,208      100.0%  $    921,393           2.1%
                                         ===============            ================            ==============

Operating Income
Home Health Care              VN         $   2,813,815       17.1%  $    2,421,508       16.2%  $    392,307          16.2%
                              PC             1,546,294        9.4%       1,977,009       12.4%      (430,715)        -21.8%
                                         ---------------            ----------------            --------------
                                             4,360,109       13.3%       4,398,517       14.2%       (38,408)         -0.9%
Adult Day Care                                 232,455        2.0%         311,904        2.5%       (79,449)        -25.5%
                                         ---------------            ----------------            --------------
                                             4,592,564       10.4%       4,710,421       10.9%      (117,857)         -2.5%
Unallocated corporate expenses               3,168,380        7.2%       3,143,521        7.3%        24,859           0.8%
                                         ---------------            ----------------            --------------
Income before interest and taxes             1,424,184        3.2%       1,566,900        4.6%      (142,716)         -9.1%
Facility gains (losses)                          3,854        0.0%         (11,709)       0.0%        15,563        -132.9%
Interest expense                               267,959        0.6%         341,644        0.8%       (73,685)        -21.6%
Income taxes                                   464,032        1.0%         485,419        1.1%       (21,387)         -4.4%
                                         ---------------            ----------------            --------------
  Net income                             $    696,047         1.6%  $      728,128        1.7%  $    (32,081)         -4.4%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $       0.30               $         0.32              $      (0.02)          -6.3%
Diluted                                  $       0.27               $         0.29              $      (0.02)          -6.9%

Weighted average shares outstanding
Basic                                       2,297,763                    2,292,996                     4,767            0.2%
Diluted                                     2,553,915                    2,484,763                    69,188            2.8%



The Company's 2003 Form 10-K includes a description of its business plan which calls for an increase in emphasis on the Visiting Nurse segment. In the information above "VN" refers to the Company's Visiting Nurse segment, "PC" refers to the Company's in-home Personal Care segment and "ADC" refers to the Company's facility-based Adult Day Care Segment.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health nursing services and adult day health services. The Company has service locations in Florida, Kentucky, Ohio, Maryland, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, expectations for improved earnings from the ADC segment, the Company's ability to generate same store sales growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to attract investment of additional capital, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2003, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.